REVIEW REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Sensivida Medical Technologies, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of Sensivida Medical Technologies, Inc. and subsidiaries (the “Company”) as of August 31, 2009, and the related condensed consolidated statements of operations for the three-month and six-month periods ended August 31, 2009 and 2008, and cash flows for the six-month periods then ended. These interim condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As disclosed in Note 1 to the condensed consolidated financial statements, the Company has no revenues, incurred significant losses from operations, and has negative working capital and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in        Note 1.  The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Sensivida Medical Technologies, Inc. and subsidiaries as of February 28, 2009, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended (not presented herein); and in our report dated June 16, 2010, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of February 28, 2009, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
June 16, 2010